Exhibit 99.1

Actelis Launches Unique, Ultra Low Power In-Building Gigabit Connectivity

Solution For Instant Service Provisioning of Multi-Tenant Units

Tens of Millions of MTUs Can Now Be Quickly Serviced By Network Providers

FREMONT, CA, October 24, 2023 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced the official launch of the GigaLine 900, a first of its kind product designed to solve the challenge of delivering broadband services from the curb throughout apartments, office buildings, hotels, and other multi-tenant units (MTUs). Network providers around the world can utilize this new broadband solution to deliver Gigabit services to tenants instantly without the high construction and labor costs of rewiring buildings with fiber.

According to a Parks Associates study, over 30% of US residents live in apartments and multi-family units and 50% report experiencing network issues. While there are many government-led initiatives to bring fiber connectivity to every tenant, the implementation cost is very high which is a major burden on network providers’ ROI. Additionally, rewiring buildings is a time-consuming endeavor that is inconvenient for tenants and is often met with objection from landlords.

Actelis’ new GigaLine 900 makes it very fast, simple, and cost effective for providers to connect tenants to high-speed internet without installing fiber throughout the building. A flexible hybrid fiber-copper-coax solution, the GigaLine 900 is a very low power, Ethernet GE/PON splitter-extender delivering Gigabit connectivity to tenants utilizing the existing wiring already in the walls of the building. A key benefit of this new solution is that it can be installed in as fast as 1 hour, allowing providers to connect entire apartment and office buildings to Gigabit broadband services immediately.

The GigaLine 900 is the intelligent connection point between the fiber running to the building and the existing coax or twisted pair that already exists inside the building. GigaLine 900 utilizes a 2.5 GBPS or 1 GBPS uplink and provides symmetrical Gigabit service for up to 16 tenant units. The device consumes only a few watts providing landlords and tenants year over year saving on their energy bills.

“There is over $40 billion of new government funding available for fiber installation in the United States alone, but the costs of the last section - getting fiber all the way to tenants - is tremendously high and the funding will not be enough to reach everyone,” said Tuvia Barlev, chairman and CEO of Actelis. “With GL900 we are in a unique position to help providers maximize their funding to quickly deliver broadband services while making it very cost effective to reach each tenant.”

As previously reported, Actelis showcased its new GigaLine 900 solution at the Broadband Communities Summit in May 2023, helping to generate interest from local and state agencies as well as network providers and system integrators. This week, Actelis will again showcase the GigaLine 900, at Network X 2023 in Paris, one of the largest telecommunications industry events globally.

“We have seen great interest from the market in the GigaLine 900,” said Barlev. “Our customers see that they can utilize this new solution to generate faster revenues, maximize their labor force, and increase customer satisfaction immediately.”

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

Ksmith@pcgadvisory.com